SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          CONVERTIBLE NOTES- TREMONT ADVISERS "A"

                    MARIO J. GABELLI
                                 8/01/00           84,405-           11.5000
                                 8/01/00           18,953-           11.5000
                                 6/28/00           20,192-             *DO
                    GABELLI FOUNDATION
                                 8/01/00            3,981-           11.5000
                                 6/28/00           20,192              *DI
                    GABELLI SECURITIES, INC.

                                 8/01/00            8,309-           11.5000
                                 8/01/00           10,348-           11.5000
                    GABELLI GROUP CAPITAL PARTNERS, INC.

                                 8/01/00               55-           11.5000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED IN CONNECTION WITH THE TENDER OFFER BY THE ISSUER.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.